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                                                                     EXHIBIT 5.1

                          OPINION OF BAKER & MCKENZIE

April 20, 1999

AVANIR Pharmaceuticals
9393 Towne Centre Drive, Suite 200
San Diego, California 92121

Ladies and Gentlemen:

     We have acted as counsel to AVANIR Pharmaceuticals, a California corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3, including exhibits thereto (the "Registration Statement"), covering up to 8,137,388 shares (the "Shares") of the Company's Class A Common Stock, no par value per share.

     We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

     Based upon our examination, we are of the opinion that the Shares have been validly authorized and are legally issued, fully paid and non-assessable.

     We express no opinion as to the applicability of, compliance with, or effect of federal law or the law of any jurisdiction other than the General Corporation Law of the State of California.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                          Very truly yours,

                                          /s/  Baker & McKenzie

                                          BAKER & MCKENZIE